Exhibit

15.1
CONSENT

OF

INDEPENDENT

REGISTERED

PUBLIC

ACCOUNTING

FIRM

The

Board

of

Directors

Barclays

PLC:
We

consent

to

the

incorporation

by

reference

in

the

registration

statement

(No:

333-223156)

on

Form

F-3

and

in

the

registration

statements
(Nos:

333-236905,

333-236904,

333-225082,

333-216361,

333-195098,

333-183110,

333-173899,

333-167232

and

333-153723)

on

Form

S-8
of

Barclays

PLC

of

our

report

dated

February

17,

2021,

with

respect

to

the

consolidated

balance

sheets

of

Barclays

PLC

as

of

December

31,
2020

and

2019,

the

related

consolidated

income

statements,

statements

of

comprehensive

income,

statements

of

changes

in

equity,

and

cash
flow

statements

for

each

of

the

years

in

the

three-year

period

ended

December

31,

2020,

and

the

related

notes

and

specific

disclosures
described

in

Note

1

to

the

consolidated

financial

statements

as

being

part

of

the

consolidated

financial

statements,

and

the

effectiveness

of
internal

control

over

financial

reporting

as

of

December

31,

2020,

which

report

appears

in

the

December

31,

2020

annual

report

on

Form

20-F

of
Barclays

PLC.
/s/

KPMG

LLP
London,

United

Kingdom
February

18,

2021